Exhibit 99.1

I-many Press Release	Press Release

Company Contact

Kevin Harris

Chief Financial Officer

(732) 452-1515

Kharris@imany.com

I-many Releases Fourth-Quarter 2004 Results

EDISON, N.J.—Feb. 01, 2005—I-many, Inc. (NASDAQ:IMNY), the leading provider of advanced business solutions for managing corporate commitments, reported financial results for the fourth quarter 2004.

Net revenues for the fourth quarter totaled $9.5 million, an increase of 2.3% versus $9.3 million reported in the third quarter of 2004 and a decrease of 11.8% versus $10.8 million reported in the fourth quarter of 2003. License revenue of $2.9 million increased 22.6% from $2.4 million in the third quarter of 2004 and decreased 31.6% from $4.3 million in the fourth quarter of 2003. Service revenue of $6.6 million decreased 4.7% from $6.9 million in the third quarter of 2004 and increased 1.3% from $6.5 million in the fourth quarter of 2003. The company also signed additional license and subscription deals in the fourth quarter totaling $2.8 million that are not reflected in current revenue.

GAAP loss for the fourth quarter was $(0.05) per share versus $(0.11) in the fourth quarter 2003. On a pro forma basis, fourth quarter 2004 loss per share was $(0.02) versus a pro forma loss per share of $(0.02) in fourth quarter 2003. GAAP loss for the full year 2004 was $(0.18) per share versus $(0.98) in 2003. On a pro forma basis, full year 2004 income per share was $.00 versus a pro forma loss per share of $(0.31) in 2003. Pro forma net income/(loss) per share differs from GAAP loss per share as it excludes impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, acquired in process research and development and restructuring and other charges. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables in this press release.

Quarter-end cash, restricted cash and short-term investments increased to $21.5 million as of December 31, 2004 versus $21.0 million as of September 30, 2004 and $25.1 million as of December 31, 2003.

I-many ceo and president A. Leigh Powell commented, “I-many delivered solid operational results in the fourth quarter of 2004. By most key metrics, including 18 total transactions, 9 new clients, $5.8 million of combined license/subscription revenue, strong results in both our Life Science and Industry Solutions lines of business and a net cash increase of $500,000, our performance reflected the progress and investments we have made over the past 24 months. As the volume of transactions and number of new clients indicate, I-many is taking advantage of its clear leadership in the rapidly expanding Enterprise Contract Management and Corporate Commitments market.” Mr. Powell concluded, “In addition to the financial results achieved in Q4, we are equally gratified to have concluded transactions with a wide spectrum of clients as measured by size and industry. Companies in industries including pharmaceutical, energy and petrochemical, enterprise software, biotech, hospital care facilities, foodservice, security equipment and services, high tech electronics and medsurg/devices and ranging in size from $10 million to $270 billion selected I-many as a business partner in the quarter. The appeal of our products and vision continues to broaden unabated, a process that we believe will be accelerated by our proposed merger with Selectica. We look forward to consummating this transaction as approved by our board of directors and further enhancing our ability to deliver value to our current and future clients.”

Transactions in the quarter included companies such as Alexion Pharmaceuticals, Cephalon, Inc., Genentech, Inc., Glenmark Pharmaceuticals, Interpharm, Inc., Purdue Pharma and Schering Corporation.

I-many will hold a conference call tomorrow, Wednesday, February 2, 2005, at 10:00 a.m. Eastern Time. The call-in number is (800) 638-4930, passcode 45788763. The call is also being webcast and can be accessed at I-many’s web site at www.imany.com.

Use of Non-GAAP Financial Information

To supplement our GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past operational performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

About I-many

I-many (NASDAQ: IMNY ) delivers advanced business solutions for managing corporate commitments. I-many solution suites comprehensively manage any type of commitment from contracts and obligations to payments and collections, maximizing revenue and delivering hard cost savings. For more information, visit the company at www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk of unforeseen technical or practical impediments to planned software development, which could affect the Company’s product release timetable; the possibility that current economic conditions will not improve as anticipated or will deteriorate; the possibility that extraordinary events outside the Company’s control could extend the length of the sales cycle for the Company’s products or make the market for the Company’s products more unpredictable; the risk that the Company’s historical dependence on the healthcare market will continue; the risk that the Company will not be successful in opening new markets for its products; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission.

I-MANY, INC.

Consolidated Condensed Balance Sheets

(in thousands)

	December 31, 2004	December 31, 2003
Assets
Current Assets:
Cash and cash equivalents	$17,698	$21,864
Restricted cash	161	871
Short-term investments	3,010	2,019
Accounts receivable	9,964	10,057
Other current assets	518	819

Total current assets	31,351	35,630

Property and equipment, net	1,300	1,879
Restricted cash	663	377
Other assets	120	330
Acquired intangible assets, net	2,097	2,822
Goodwill, net	8,667	8,531

Total assets	$44,198	$49,569

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,571	$7,472
Current portion of deferred revenue	9,975	7,180
Current portion of capital lease obligations	160	709

Total current liabilities	16,706	15,361

Deferred revenue, net of current portion	275	3,816
Capital Lease Obligations, net of current portion	0	128
Other long-term liabilities	1,347	1,109

Stockholders’ equity	25,870	29,155

Total liabilities and stockholders’ equity	$44,198	$49,569

I-MANY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Net Revenues:
Product	$2,934	$4,291	$11,275	$14,287
Services	6,587	6,501	27,138	25,125

Total net revenues	9,521	10,792	38,413	39,412

Cost of revenue	3,808	4,103	15,565	15,860

Gross profit	5,713	6,689	22,848	23,552

Operating expenses:
Sales and marketing	2,685	3,398	9,020	16,087
Research and development	2,995	3,903	11,874	16,743
General and administrative	1,631	1,359	5,552	5,892
Depreciation	253	438	917	1,846
Amortization of acquired intangible assets	378	332	1,465	1,988
In-process research and development	0	0	290	0
Impairment of goodwill and acquired intangible assets	0	0	0	16,786
Terminated deal transaction costs	0	1,121	0	1,121
Restructuring and other charges	(25)	625	1,346	2,813

Total operating expenses	7,917	11,176	30,464	63,276

Loss from operations	(2,204)	(4,487)	(7,616)	(39,724)

Other income, net	77	31	244	233

Loss before income taxes	(2,127)	(4,456)	(7,372)	(39,491)

Benefit from income taxes	0	0	(82)	0

Net loss	$(2,127)	$(4,456)	$(7,290)	$(39,491)

Basic and diluted net loss per common share	$(0.05)	$(0.11)	$(0.18)	$(0.98)

Weighted average shares outstanding	42,241	40,508	41,367	40,445

I-MANY, INC.

Reconciliation of GAAP Loss to Pro Forma Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
GAAP net loss	$(2,127)	$(4,456)	$(7,290)	$(39,491)

Acquisition-related and other non-cash GAAP charges:
Amortization of acquired intangible assets	378	332	1,465	1,988
Depreciation expense	253	438	917	1,846
Non-cash option and warrant charges	238	1,017	3,029	2,301
Impairment of goodwill and acquired intangible assets	0	0	0	16,786
In-process research and development	0	0	290	0
Terminated deal transaction costs	0	1,121	0	1,121
Selectica merger transaction costs	455	0	455	0
Restructuring and other charges	(25)	625	1,346	2,813

Pro forma net income (loss)	$(828)	$(923)	$212	$(12,636)

Proforma net income (loss) per common share	$(0.02)	$(0.02)	$0.00	$(0.31)

Weighted average common shares outstanding	42,241	40,508	46,532	40,445

(1)	Pro forma amounts exclude charges for: impairment of goodwill and acquired intangible assets, amortization of acquired intangible assets, depreciation expense, non-cash option and warrant charges, in-process research and development, merger transaction costs and restructuring and other charges.

(2)	The weighted average shares outstanding shown for December 31, 2004 is presented on a fully diluted basis.